UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On February 19, 2008, Myrtle S. Potter, a member of the board of directors of ev3 Inc. informed the company that she does not intend to stand for re-election at the company’s 2008 annual meeting of stockholders. Ms. Potter will continue to serve as a director of ev3 until the expiration of her term at the 2008 annual meeting of stockholders, which is currently scheduled to be held on May 20, 2008.
     In addition, on February 20, 2008, Daniel J. Levangie tendered his resignation as a Class I director of ev3 with a term expiring at the company’s 2009 annual meeting of stockholders effective as of his election at the company’s 2008 annual meeting of stockholders as a Class III director of ev3 with a term expiring at the company’s 2011 annual meeting of stockholders. The purpose of Mr. Levangie’s resignation is to accommodate the desire of the ev3 board of directors to submit to ev3’s stockholders a full slate of director nominees for election at the company’s 2008 annual meeting of stockholders and to cause the three staggered classes of directors to be comprised of nearly the same number of directors.
     On February 20, 2008, the ev3 board of directors nominated the following three individuals to serve as Class III directors with three-year terms expiring at the company’s 2011 annual meeting of stockholders: James M. Corbett, Daniel J. Levangie and Elizabeth H. Weatherman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2008	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer